Exhibit 10.38
GROUND LEASE
     This GROUND LEASE (this “Lease”) is entered into as of the 8 day of Aug, 2006, by and between the USA RESEARCH AND TECHNOLOGY CORPORATION, an Alabama non-profit corporation (hereinafter called “Landlord”), and CAMPUS CREST AT MOBILE, L.L.C., an Alabama limited liability company (hereinafter called “Tenant”);
WITNESSETH:
     1. Premises and Term. In consideration of the obligation of Tenant to pay rent as hereinafter provided, and in farther consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord, that certain tract or parcel of land containing approximately eleven and one-half acres (11.5), as such land is more particularly described on Exhibit “A”, attached hereto and made a part hereof by this reference (hereinafter called the “Land”), and together with any buildings and other improvements erected or placed thereon by Tenant or its successors or assigns (hereinafter collectively called the “Improvements”) (the Land and the Improvements being hereinafter collectively called the “Premises”). TO HAVE AND TO HOLD the same for an initial term of forty (40) years (hereinafter called the “Initial Term”), plus the Interim Term (as hereinafter defined). Rent Commencement Date shall be the earlier of October 31, 2006 or the date Tenant receives all permits necessary to construct the Improvements, but the Initial Term shall begin the earlier of August 2007 or issuance of a Certificate of Occupancy. Initial Term and rent due thereunder shall expire the last day of the month in which the fortieth (40th) anniversary of the

Rent Commencement Date occurs. “Interim Term” means the period of time from the execution of this Lease until the beginning of the Initial Term.
     2. Lease Term Renewal Options.
          (a) First Renewal Term. If this Lease shall be in force and effect and there shall be no Event of Default (as defined in Section 19 hereof) on the date for the expiration of the Initial Term, and provided the Renewal Conditions (as defined below) have been satisfied to the reasonable satisfaction of Landlord, Tenant shall be entitled to a renewal of the term of this Lease for a period of twenty (20) years beginning immediately upon the expiration of the Initial Term (the “First Renewal Term”). The First Renewal Term shall be upon the same terms, conditions and covenants contained herein for the Initial Term, except as to the annual rent payable by Tenant to Landlord during the First Renewal Term. The annual rent payable by Tenant to Landlord during the First Renewal Term for the lease of the Premises and the Improvements shall be determined in accordance with Section 3 hereof.
          (b) Second Renewal Term. If this Lease shall be in force and effect and there shall be no Event of Default on the date for the expiration of the First Renewal Term, and provided the Renewal Conditions have been satisfied to the reasonable satisfaction of Landlord, Tenant shall be entitled to a renewal of the term of this Lease for a period of fifteen (15) years beginning immediately upon the expiration of the First Renewal Term (the “Second Renewal Term”). The Second Renewal Term shall be upon the same terms, conditions and covenants contained herein for the Initial Term and the First Renewal Term, except as to the annual rent payable by Tenant to Landlord during the Second Renewal Term, The annual rent payable by Tenant to Landlord during the Second Renewal Term for the lease of the Premises and the Improvements shall be determined in accordance with Section 3 hereof.
          (c) Renewal Conditions. The renewal of the Initial Term or the First Renewal Term by Tenant pursuant to Section 2(a) or 2(b), respectively, hereof shall require that Tenant demonstrate to the reasonable satisfaction of Landlord that the following conditions (collectively, the “Renewal Conditions”) will be satisfied as set forth below:
               (i) That Tenant has given written notice (the “Renewal Notice”) to Landlord stating Tenant’s desire to renew the term of this Lease upon the expiration of the Initial Term or the First Renewal Term, as the case may be, at least one hundred eighty (180) days prior to the date for the expiration of the Initial Term or the First Renewal Term, as the case may be. Within thirty (30) days of its receipt of the Renewal Notice, Landlord shall provide Tenant with a detailed schedule of items it requires to satisfy the Renewal Condition described in (ii) below. If, after receipt of the schedule, Tenant desires to continue with a renewal of the Lease, it shall notify Landlord within thirty (30 days of its intent to continue, and shall immediately proceed with plans to complete the scheduled items as soon as practicable.
               (ii) The Improvements on the Premises are to be maintained, repaired, upgraded, refurbished and renovated as necessary or appropriate in order to preserve and enhance the original quality and aesthetic appearance of the student housing structures, club house and pool area, parking, landscaping, common areas and other appurtenances, amenities and improvements on or about the Premises. Tenant hereby agrees and acknowledges that the satisfaction of this Renewal Condition involves a subjective determination on the part of Landlord and hereby waives any claim, right or cause of action against Landlord provided that Landlord acts in good faith in making a determination that Tenant has failed to satisfy this Renewal Condition. If Tenant determines to proceed with the renewal, it shall diligently pursue completion of the scheduled items and complete the same prior to the end of the first year of the Renewal Term. Failure to do so shall constitute a default hereunder.
          (d) Landlord and Tenant shall execute, in recordable form, a written
               (i) Memorandum of Lease in the form attached hereto and incorporated herein by reference as Exhibit “B” and
               (ii) Statement of Commencement of Lease Term in the form attached hereto and incorporated herein by reference as Exhibit “C”.
All of the terms, provisions and covenants of this Lease applicable to the Initial Term shall apply to the Renewal Terms, except that the base rent (as hereinafter defined) shall be adjusted as provided in Section 3, and the execution of any additional documentation shall not be required. Tenant must exercise such option for a Renewal Term by delivering to Landlord written notice of its election to extend no later than one hundred eighty (180) days prior to the expiration of the Initial Term, or of the First Renewal Term, as the case may be. Failure to timely deliver such written notice shall constitute a waiver of such right to extend the term of this Lease.

     3. Rent.
          (a) Tenant, in consideration of the leasing of the Premises to Tenant by Landlord, hereby covenants and agrees to pay to Landlord the following base rent (hereinafter called the “Base Rent”) as, when and in the manner herein provided and subject to the terms, provisions and conditions herein set forth: Commencing on the execution of this Lease, and during the Term of the Lease, including the Renewal Terms (if Tenant shall elect to extend the Initial Term), Tenant shall pay Base Rent as follows:
Annual Base Rent from the Rent Commencement Date and for the first five years of the Initial Term shall be an amount equal to 8 1/2 % of appraised fair market value of the Land determined by taking the average of the values established by an MAI appraiser selected by Landlord, an MAI appraiser selected by Tenant, and an MAI appraiser selected by the other two MAI appraisers, each appraiser licensed in the State of Alabama and with local knowledge, such Base Rent to be paid in quarterly installments annually with one quarter of the annual payment due each quarter.
Beginning with the sixth year from the Rent Commencement Date, and every five years thereafter until termination of this Lease, the annual Base Rent will be adjusted to an amount equal to the product of (a) the annual Base Rent paid during the immediately preceding five-year period and (b) the Consumer Price Index (CPI) for the last month of the immediately preceding five-year period divided by the CPI for July 2006. However, the amount by which the annual

Base Rent will be adjusted at the beginning of every sixth year will be limited to the annual Base Rent for the immediately preceding five-year period multiplied by a minimum of 5.0% and a maximum of 7.5%. The CPI will be calculated using information from the U.S. city average CPI for all items, base period 1982-1984 = 100, series id CUUR0000SA0 (or equivalent series if the series id changes). Rent to be paid in quarterly installments with one quarter of the total annual payment due each quarter. For example, assume the annual Base Rent at the end of the fifth year was $82,000 per year, the CPI for July 2006 was 200, and the CPI for the last month of the fifth year was 212. The annual Base Rent for the next five years would be $86,920 ($82,000 multiplied by 212 divided by 200). If the CPI for the last month of the fifth year was 216, then the maximum increase of 7.5% would apply, such that the annual Base Rent for the next five years would be $88,150 ($82,000 multiplied by 107.5%).
Base Rent for the first five years of the First Renewal Term (if such option is exercised by Tenant) shall be an amount equal to 8 1/2% of appraised fair market value of the Land determined by taking the average of the values established by an MAI appraiser selected by Landlord, an MAI appraiser selected by Tenant, and an MAI appraiser selected by the other two MAI appraisers, each appraiser licensed in the State of Alabama and with local knowledge. Beginning with the sixth year of such Renewal Term, and every five years thereafter until termination of this Lease, the annual Base Rent will be adjusted to an amount equal to the product of (a) the annual Base Rent paid during the immediately preceding five-year period and (b) the CPI for the last month of the immediately preceding five-year period divided by the CPI for the last month of the Initial Term of this Lease. However, the amount by which the annual Base Rent will be adjusted at the beginning of every sixth year will be limited to the annual Base Rent for the immediately preceding five-year period multiplied by a minimum of 5.0% and a maximum of 7.5%. The CPI will be calculated using information from the U.S. city average CPI for all items, base period 1982-1984 = 100, series id CUUR0000SA0 (or equivalent series if the series id changes). Rent to be paid in quarterly installments with one quarter of the total annual payment due each quarter.
          (b) All Base Rent shall be payable in equal quarterly installments in advance on the first day of each quarter, with the date of execution of this lease serving as day 1 of quarter 1 and each subsequent quarter beginning exactly three (3) months from the prior date.
          (c) All payments of Base Rent or any other sums due hereunder shall be made to Landlord at the same address provided herein for notices to Landlord or to such other address as Landlord may direct by written notice to Tenant.
     4. Timber Proceeds. Tenant agrees to utilize all reasonable care to preserve timber and vegetation not encompassed within the footprint of the Improvements. Landlord and Tenant agree that Tenant shall be entitled to keep all money from timber cleared off the Land pursuant to approval of Tenant’s design plans and specifications and landscape plans. In the event Tenant clears unapproved Land, Landlord shall be entitled to keep all timber proceeds from all unapproved clearings.
     5. Construction.

          (a) Tenant agrees to construct a student housing facility on the Premises consisting of one hundred ninety-two (192) units with five hundred four (504) beds and amenities and clubhouse facilities subject to all applicable building and zoning regulations and subject to building design specifications and landscaping plan approval by Landlord. Tenant must submit all building design specifications and landscaping plans to Landlord at least thirty (30) days prior to beginning construction. Landlord shall have ten business (10) days to review the building design specifications and landscaping plans and notify Tenant in writing if Landlord does not approve said specifications and/or landscaping plans. Tenant may not begin construction until Landlord has approved building design specifications and landscaping plans. If Landlord fails to respond to any submitted building design specifications and landscaping plans within ten (10) business days of submission to Landlord, such failure to respond shall be considered approval by Landlord. Tenant agrees to substantially commence construction on or before October 31, 2006 and be completed and ready for student occupancy, including receipt of a Certificate of Occupancy (or equivalent approval that allows residents to occupy the Premises) (“Certificate of Occupancy”), on or before the general move-in date for University students for the Fall 2007 semester, from appropriate governmental authorities, subject to extension only if delays are caused by Landlord or by force majeure (as hereinafter defined). Failure to commence construction by October 31, 2006, shall constitute a default under this lease and Landlord shall be entitled to retain all payments made by Tenant to Landlord prior to November 1, 2006 as liquidated damages.

          (b) Tenant agrees to construct a “Jag Tran” (i.e. the University’s on campus transportation system) stop at a location on the Premises mutually agreed to by Tenant and Landlord.
          (c) Landlord and Tenant agree to work together to obtain all applicable permits necessary to build a 192 unit, 504 bed student housing facility together with the amenity package and clubhouse. Landlord shall have no obligation to assist with any costs associated with obtaining any applicable permits.
          (d) In connection with the construction, repair or maintenance of the Improvements, Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against Landlord or against the Premises or any building or improvement constructed thereon any mechanics’, materialmen’s or similar lien. In the event any such lien shall be filed, Tenant shall, at its own expense, cause the same to be canceled or bonded and discharged of record within thirty (30) days after it receives notice of said filing from Landlord, provided that Tenant shall have the right to contest the validity or amount thereof so long as such lien is discharged of record by bonding or any other method permitted by law. In the event Tenant fails to timely discharge any such liens by payment or bond, Landlord may, at its option, declare Tenant in default and exercise all rights provided in this Lease in the event of Tenant’s default. Landlord may (but shall not be obligated to and such payment shall not constitute a waiver of any and all other default options available to Landlord pursuant to this Lease) pay the amount of such lien or discharge the same by bonding, and the amount so paid or the costs of such bond shall be deemed to be additional rent due hereunder and shall be due and payable with the next installment of Base Rent thereafter becoming due. Tenant hereby indemnifies and agrees to hold Landlord harmless from any loss, liability or expense, including reasonable attorneys’ fees, incurred or suffered by Landlord as a result of any such lien. Nothing contained herein shall be deemed or construed as an agreement by Landlord to be responsible for the costs of the construction, repair or maintenance of any Improvements to be made to the Premises by the Tenant hereunder or to subject the interest of the Landlord in the Premises to any mechanics’ or materialmen’s lien or liens resulting from such costs; and the Tenant shall not have the power to subject the interest of Landlord in the Premises to any such lien.
          (e) Tenant must provide a guarantee of completion suitable to Landlord.
     6. Signage. Subject to compliance with applicable governmental rules and regulations, and further subject to the written approval of Landlord, Tenant may, at Tenant’s sole cost and expense, install signage on and about the Premises. Tenant shall submit said signage request, including detailed descriptions and/or drawings of signage to Landlord. Landlord shall have ten (10) business days to approve said signage. After the expiration of ten (10) business days, Landlord’s failure to deliver notice of approval of signage shall constitute approval of the submitted signage. Tenant shall be responsible for all costs associated with constructing, operating and maintaining such signage. Tenant shall maintain in good condition and repair all such signage. Landlord shall cooperate with Tenant to obtain all necessary governmental approvals for Tenant’s signage, but Landlord shall have no financial obligation toward Tenant’s signage, including government approvals. Landlord shall be able to install any signage on or about the Premises that Landlord deems necessary.

     7.  Taxes.
          (a) Tenant shall pay, including any interest or penalties thereon, all real estate taxes and general and special assessments (hereinafter collectively referred to in this paragraph as “Taxes”) levied against the Premises (including without limitation, any taxes levied on personal property and the leasehold interest of the Tenant) and on each and every building and improvement thereon to the full extent of installments assessed due during the Lease Term. Should the Premises be taxed as a part of a larger parcel, Tenant shall remit to Landlord Tenant’s Proportionate Share (hereinafter defined) of such Taxes within fifteen (15) days following Tenant’s receipt of an invoice for such amount. For these purposes, “Proportionate Share” is defined as a fraction, the numerator of which is the square footage of the land and the denominator of which is the total square footage of the larger parcel on which the Taxes are based.
          (b) All payments of Taxes shall be prorated for the initial lease year and for the year in which the Lease terminates. For permitted installment payments, Tenant shall pay only the installments assessed during the period of tenancy before the expiration of the term, but Tenant shall remain liable to Landlord for the prorated share of all taxes due between the aforesaid installment and the end of the Lease. Tenant agrees to pay such taxes before the same become delinquent.

          (c) Tenant shall have the right to contest, at Tenant’s expense, in Landlord’s name and with Landlord’s prior knowledge and consent, such consent not to be unreasonably withheld or delayed, the amount of taxes for which Tenant is responsible. To the extent allowed by law, Landlord agrees to reasonably cooperate with Tenant in order for Tenant to carry out the purpose of this paragraph.
          (d) Tenant shall use its best efforts to cause the assessor’s office to issue a separate tax bill for the Premises, and either Landlord or Tenant may direct the taxing authority to send the statements directly to Tenant. Tenant shall provide proof of payment to Landlord within ten (10) business days of payment of the same. If Landlord pays the real estate taxes, upon written request of Tenant, Landlord will provide within ten (10) business days proof of said payment and Tenant shall have ten (10) business days to reimburse Landlord for the payment made by Landlord pursuant to this section.
          (e) Tenant agrees to pay to Landlord with each quarterly installment of Base Rent any sales, use, excise, or privilege tax (but excluding income, franchise, corporate, estate, inheritance, succession, transfer, profits, or revenue tax) imposed upon or against or measured by the Base Rent or additional rent.
          (f) In the event that during any term of this Lease, any of the aforementioned tax systems shall change in mechanism, collection or any other form, Tenant shall be responsible for and obligated to pay any taxes which may be substituted in whole or in part for any of the aforementioned taxes.

     8.  Liability and Indemnification.
          (a) Landlord shall not be liable to Tenant or to Tenant’s subtenants or their respective employees, agents, patrons or invitees, or any person whomsoever, for any injury or damage to persons or property on or about the Premises from any cause whatsoever, except for injury or damage caused or contributed to by the intentional act of Landlord, its agents or employees acting within the line and scope of their employment.
          (b) Tenant covenants and agrees with Landlord that from the date hereof and continuing during the Initial Term and any Renewal Term, Tenant will indemnify and save Landlord harmless from and against any and all claims, actions, demands, damages, liabilities or expenses (except those arising out of Landlord’s intentional act as hereinabove stated) which may be made against Landlord or Landlord’s title in the Premises arising by reason of, or in connection with, any act or omission of Tenant or any subtenant of the Premises or other person claiming under, by or through Tenant in connection with the use, occupation or control of the Premises pursuant to or by virtue of this Lease; and if it becomes necessary for the Landlord to defend any action seeking to impose any such liability, Tenant shall pay to Landlord all court costs and reasonable attorneys’ fees incurred by Landlord in such defense, in addition to any other sums which Landlord may be called upon to pay by reason of the entry of a judgment against Landlord in the litigation in which such claim is asserted.
          (c) Tenant, throughout the term hereof, at its sole cost and expense, shall cause to be maintained public liability insurance by a carrier with a Best rating not less than A+ naming Landlord as an additional insured against any and all claims and demands made by any person or persons whomsoever for injuries received or damages incurred in connection with the construction, operation or maintenance of the Premises or for any other risks normally and customarily insured against by such policies, with such policies to have limits of not less than five million ($5,000,000.00) dollars for damages incurred or claimed by one or more persons for bodily injury and not less than five million ($5,000,000.00) dollars for damages to property. All such policies shall be subject to the approval of Landlord and shall name Landlord as an additional insured thereon. Tenant shall cause to be furnished to Landlord a duplicate original or certified copy of the policy described herein. The aforementioned insurance may not be canceled without fifteen (15) days advance written notice to Landlord.
          (d) In case Landlord, or any successor to Landlord’s interest in the Premises, shall convey or otherwise dispose of the entire Premises, all liabilities and obligations on the part of such Landlord or its successor as Landlord under this Lease accruing subsequent to such conveyance or disposal shall terminate upon such conveyance or disposal, and thereupon all such liabilities and obligations occurring thereafter shall be binding upon any such new owner of Landlord’s interest in the Premises. None of the officers, directors, or owners of Landlord or Tenant shall have any personal liability in connection with the performance or failure of performance of any of the covenants, conditions or provisions of this Lease.
          (e) Tenant shall at all times maintain worker’s compensation insurance which complies with Alabama law for all of its employees performing work functions pursuant to this Lease.

     9.  Property Insurance.
          (a) Tenant shall, at all times during the Lease Term, keep insured all of the Improvements, to the extent insurable, against all loss or damage thereto caused by fire or other casualty insured by what is commonly known as a fire and extended coverage policy issued by a carrier with a Best rating not less than A+, in amounts equal to the full replacement value of the Improvements. Landlord shall be named as an additional insured on such policy, provided that the terms of this Paragraph 9 shall govern the disbursement and use of any proceeds payable under such policy. Tenant shall cause to be furnished to Landlord a duplicate original or certified copy of the policy described herein. The aforementioned insurance may not be canceled without fifteen (15) days advance written notice to Landlord.
          (b) It is agreed that the excess money received from insurance remaining after the reconstruction or repair of any of the Improvements shall belong to Tenant.
          (c) It is agreed that in the event of destruction of any part or the whole of Improvements, Tenant shall be obligated to rebuild the Improvements with construction to begin within sixty (60) days after the later of (i) the receipt of insurance proceeds, (ii) completion of plans and specifications for the reconstruction project, and (iii) all required permits have been obtained; and Tenant shall diligently complete such reconstruction in a timely manner. The new premises or part thereof shall be subject to all terms of this Lease, provided however, that if any such damage or destruction is in excess of fifty (50%) of the total replacement cost of the Improvements during the final sixty (60) months of the Initial Term or a Renewal Term, Tenant may terminate this Lease within ninety (90) days after such damage by delivering written notice of such termination to Tenant. If this Lease is so terminated, (i) Tenant shall release the insurance proceeds to Landlord except, for the portion received by reason of the loss of Tenant’s equipment, trade and business fixtures, signs and other personal property which portion will be paid to Tenant, and (ii) Base Rent shall be payable through the date of casualty, and Landlord will refund to Tenant any prepaid unaccrued Base Rent, less sums, if any, Tenant owes to Landlord.
          (d) It is agreed that in the event of loss or damages by fire or other casualty described herein, the Premises may be rebuilt only for use as its original purpose, specifically student housing.
     10. Repairs and Repairs Reserve Fund.
          (a) Tenant shall take or cause to be taken good care of the Improvements during the term of this Lease, it being understood that Landlord shall not be required to make any repairs to the Improvements during the term hereof. At the expiration of the term hereof or earlier termination of this Lease, except as otherwise decided by Landlord, Tenant shall deliver to Landlord the Land with any Improvements thereon in good repair and condition, ordinary wear and tear, depreciation, obsolescence and casualty and condemnation loss being excepted.
          (b) Upon receipt of a Certificate of Occupancy for the building, Tenant shall be required to establish a Repairs Reserve Fund at a bank or other financial institution acceptable to Landlord an account in Tenant’s name in an amount equal to $100 per bed, without regard to whether the bed is occupied. This account shall be used to assist in maintaining the property in good repair and for major capital repairs; provided, however, that Tenant’s obligation to maintain the property in good repair and to undertake all necessary major capital repairs exists without regard to whether sufficient monies are available in the Repairs Reserve Fund to pay these costs. Each subsequent year of the Lease, upon the anniversary of receipt of the Certificate of Occupancy, Tenant shall pay into the Repairs Reserve Fund an amount equal to $100 per bed, without regard to whether the bed is occupied. After the first three (3) years’ payment into the Repairs Reserve Fund, the Repairs Reserve Fund must have and maintain a minimum balance at all times of at least one hundred thousand ($100,000) dollars, provided that if the balance in the Repairs Reserve Fund is below the minimum because of expenditures for repairing the Premises, Tenant shall restore the fund to its minimum balance within two years of the deficit first arising. The Repairs Reserve Fund shall be available to Tenant for any necessary repairs to the Premises. Tenant shall have the option to maintain the Repairs Reserve Funds in accordance with Tenant’s financing agreement, provided, however, that said financing agreement is consistent with the terms contained herein. All interest earnings from the Repairs Reserve Fund shall remain in the Repairs Reserve Fund. Tenant shall have the right to withdraw funds as necessary for maintenance of the building in good repair and/or major capital repairs. Landlord shall have the right to inspect all records relating to said Repairs Reserve Fund with ten (10) days prior notice to Tenant. If Tenant sells or assigns the Premises, the value of the Repairs Reserve Fund on the date of such sale, sublease or assignment must be placed into a new Repairs Reserve Fund held by the new owner, sublessee or assignee on the same terms specified herein. In the event of sale, sublease or assignment, Landlord shall have the right to collect the Repairs Reserve Funds identified above from Tenant should Tenant fail to ensure establishing of a new Repairs Reserve Fund as defined above.
     11. Alterations. Tenant shall have the right to make any alterations, additions or improvements to the Premises which Tenant deems necessary or appropriate, with the prior written approval of Landlord as to all exterior alterations, additions or improvements; provided, however, that Tenant shall not be entitled to make any alterations which reduce the value of the improvements. Such approval shall not be unreasonably withheld. Tenant shall submit in writing all plans and specifications for any alterations, additions or improvements proposed for the Premises to Landlord at lease thirty (30) days prior to beginning the same. Landlord shall have ten (10) business days to approve said plans and/or specifications. Failure of Landlord to respond to Tenant’s proposed plans and/or specifications within ten (10) days shall constitute acceptance of the same. Approved alterations, additions or improvements may be made without the payment of any additional Base Rent or any other rent. Notwithstanding anything to the contrary contained herein, if Tenant shall be required by any governmental authority to make any alterations, additions or improvements to the Premises, Tenant shall be entitled to make such alterations, additions or improvements without the necessity of obtaining the prior written consent of Landlord.
     12. Title to Improvements. The title to the Improvements and all changes, additions and alterations therein, and all renewals and replacements thereof, unless paid for by Landlord, when made, erected, constructed, installed or placed upon the Premises by Tenant, shall be and remain in Tenant until the expiration of the Lease term of this Lease (including all exercised

Renewal Terms), unless sooner terminated as provided herein. Upon the expiration of the lease term or earlier termination of this Lease, title to all such property shall automatically pass to, vest in and belong to Landlord without further action on the part of either party.
     13. Personal Property, Subordination of Landlord’s Lien. Any personal property, furniture and furnishings and installed by Tenant on the Premises during the term hereof shall remain Tenant’s property and may be removed by Tenant, provided that Tenant repairs, at its sole cost and expense, any damage to the Premises caused by such removal and provided that such removal does not diminish the Premises’s value or usefulness as student housing. For so long as this Lease is in effect, Landlord hereby subordinates any landlord’s lien for rent against any and all such personal property, trade fixtures, furniture, furnishings and equipment of Tenant on the Premises available to Landlord under applicable law in favor of any first lien or security interest granted by Tenant to a lender financing the cost of acquisition of such property. Landlord will execute such instruments as may be required at any time and from time to time to subordinate the rights and interests of Landlord in the Tenant’s improvements on the Premises to the lien of any mortgage or deed of trust now or hereafter at any time placed on the Premises by Tenant. Such mortgage or deed of trust shall not affect the Landlord’s leasehold ownership interest and shall be paid in full prior to the expiration of the Term in which said mortgage or deed of trust is executed.
     14. Mortgage of Leasehold. In addition to any other right herein granted, Tenant shall at all times have the right, without any consent on the part of the Landlord being required, to convey or encumber by mortgage its leasehold interest in and to the Premises or any part thereof, together with its rights and interests in and to all buildings and improvements whether now existing or hereafter constructed or placed thereon, and to assign this Lease or any interest therein as collateral for any such mortgage or mortgages; but any and all such conveyances, mortgages, or assignments shall be subject to this Lease and the right, title and interest of Landlord in the Premises. Landlord agrees, if required by the holder of such mortgage, to execute a consent to mortgage in order for Tenant to obtain funds for the construction or remodeling of improvements on the Premises. If any such leasehold mortgage shall be foreclosed or the leasehold estate sold under any power contained therein, the leasehold mortgagee or other purchaser at such sale shall immediately succeed to all rights of Tenant hereunder. Such mortgagee may at its option at any time before the rights of the Tenant shall have been forfeited to Landlord, or within the time permitted for curing or commencing to cure defaults as herein provided, pay any of the rents due, pay any other governmental charges, or insurance premiums, make any deposits, or do any other act or thing required of Tenant by the terms of this Lease to prevent the forfeiture hereof. A leasehold mortgagee shall not become personally liable for any of the Tenant’s obligations under this Lease unless and until such mortgagee becomes the owner of the leasehold estate by foreclosure, assignment in lieu of foreclosure or otherwise, and thereafter such mortgagee shall remain liable for such obligations only so long as it remains the owner of the leasehold estate. If the holder of the indebtedness secured by this Lease (“Mortgagee”) notifies Landlord of the execution of such leasehold mortgage, and the name and place for service of notices upon such Mortgagee, then and in such event Landlord hereby agrees for the benefit of Tenant and such Mortgagee from time to time:

          (a) That Landlord will give to any Mortgagee simultaneously with service on Tenant a duplicate of any and all notices or demands given by Landlord to Tenant;
          (b) Mortgagee shall have the privilege of performing any of Tenant’s covenants or of curing any defaults by Tenant or of exercising any election, option or privilege conferred upon Tenant by the terms of this Lease;
          (c) Landlord shall not terminate this Lease or Tenant’s right of possession for any default of Tenant if, within the period of time within which Tenant might cure such default, such default is cured or caused to be cured by Mortgagee; and
          (d) No liability for the payment of Base Rent, additional rent, or the performance of any of Tenant’s covenants and obligations of this Lease shall attach to or be imposed upon any Mortgagee while not in possession of the Premises.
          (e) Landlord shall not exercise Landlord’s right to terminate this Lease or exercise any other remedies hereunder during the time that any Mortgagee shall be allowed to exercise its rights under its mortgage, provided that (a) the Mortgagee proceeds within thirty (30) days to exercise its rights and remedies under its Mortgage and thereafter prosecutes the same with diligence to completion (subject to such stays and other delays as may be imposed in bankruptcy or other proceedings), and (b) the Mortgagee shall within ten (10) days (i) pay when due to Landlord and other persons all payments required to be paid by Tenant hereunder which have accrued and, as they accrue, all payments required to be paid by Tenant hereunder which shall become due and payable during such period of time, and (ii) perform when required all other obligations of Tenant hereunder during such period of time which are reasonably susceptible of being performed by the Mortgagee, it being acknowledged that some obligations cannot be performed by the Mortgagee until possession or legal title is acquired and other obligations cannot ever be performed or cured by the Mortgagee. The obligations of the Mortgagee under this Section 14(f) shall not deprive the Mortgagee of its various rights to notice and cure as provided above.
          (f) Should Landlord exercise Landlord’s right to Terminate this Lease as provided in Section 19 after giving a Mortgagee the protections provided above, Landlord shall give notice thereof to the Mortgagee and offer to the Mortgagee the right to lease the Property from the date of such Termination of this Lease for the remainder of the scheduled Term of this Lease, at the Rent and otherwise upon the same terms, covenants, and conditions, as are herein set forth, with the same relative priority as this Lease and having the benefit of vesting in the Mortgagee or its designee or nominee (provided, however, that no designee or nominee may be appointed pursuant to the terms of this paragraph of this Lease without the prior written approval of Landlord which approval shall not be unreasonably withheld) thereof all the rights, title, interest, powers and privileges of Tenant hereunder. The Mortgagee must give notice to Landlord of its election to accept the new lease within thirty (30) days after receipt of the notice from Landlord offering the new lease. If the Mortgage accepts the new lease, the Mortgagee shall be obligated, within ten (10) days after delivery to Landlord of notice of such election (subject to automatic extension for the period of any stays or other delays as may be imposed in bankruptcy or other proceedings), to: (i) cure the Event of Default on which such termination was based or, in respect of any Event of Default not capable of cure within such thirty (30) days or which cannot be cured without entry into possession, to proceed to effect cure with due diligence following delivery of such possession; (ii) pay to Landlord all Base Rent due under this Lease up to and including the date of commencement of the term of such new lease; and (iii) pay to Landlord all expenses and reasonable attorney’s fees incurred by Landlord in connection with any such Event of Default and termination and with the preparation, execution and delivery of such new lease. Upon such performance by the Mortgagee (or the designee or nominee thereof) within such time, Landlord shall thereupon execute and deliver such new lease to the Mortgagee or the designee or nominee thereof, having the same relative priority as this Lease and having the benefit of all right, title, interest, powers and privileges of Tenant hereunder until the expiration of the scheduled Term of this Lease, unless the new lease shall thereafter be sooner terminated. Notwithstanding anything contained herein, Landlord shall have the right to manage the Premises during any interval in which transfer of interest from Tenant or Mortgagee or its designee or nominee, pursuant to the terms of this Lease, is being made.
          (g) Anything else herein contained to the contrary notwithstanding, Landlord and Tenant mutually covenant and agree that so long as there exists any unpaid leasehold Mortgage, this Lease shall not be modified, amended or altered (unless such change is mandated by law) and that Landlord shall not accept a surrender of the Property or a termination, cancellation or release of this Lease from Tenant (except pursuant to the exercise of Landlord’s remedies should an Event of Default occur after first complying with the requirements of this Section 14) prior to the expiration of the Term, without the prior written consent of the Mortgagee.

          (h) Mortgagee as Tenant. The Mortgagee, or its designee or nominee (provided, however, that no designee or nominee may be appointed pursuant to the terms of this paragraph of this Lease without the prior written approval of the Landlord, which approval shall not be unreasonably withheld), acquiring the leasehold estate under this Lease or a new lease shall be obligated under this Lease or the new lease only so long as it shall be vested (other than as security for a debt) with title to all, or any estate or interest in, the leasehold estate under this Lease or the new lease.
     15. Condemnation.
          (a) If all the Premises (or if less than all, but, in the reasonable judgment of Tenant, the remaining portion cannot be feasibly operated as then used or intended to be used) shall be acquired by the right of condemnation or eminent domain for any public or quasi-public use or purpose, or be sold to a condemning authority under threat of condemnation, then the term of this Lease shall cease and terminate as of the date of title vesting pursuant to such proceeding (or sale), and all rental shall be paid up to that date.
          (b) In the event of a partial taking or condemnation which takes less than all of the Premises and the Lease is not terminated as set forth in subparagraph 15(a), then Tenant shall, subject to the exceptions provided below, promptly restore the Premises to an architectural whole, and this Lease shall continue in full force and effect; provided, however, that the Base

Rent shall thereafter be abated and decreased in proportion to the fair rental value of the Land after such taking bears to the fair rental value of the Land immediately prior to such taking.
          (c) Landlord and Tenant each covenant and agree to seek separate awards in any condemnation proceedings and to use their respective best efforts to see that such separate awards are made at all stages of all proceedings. If the order or decree in any condemnation or similar proceeding shall fail to separately state the amount to be awarded to Landlord and Tenant by way of compensation, damages, rent, the costs of demolition, removal or restoration, or otherwise, then the award should be divided as follows:
               (i) First, to the payment of all demolition and construction costs associated with restoration if the Improvements are to be restored by Tenant and/or all costs of removal of rubble and debris if Tenant is obligated to remove the same; and then
               (ii) The remaining proceeds shall be applied as follows: (1) the Landlord shall receive the fair market value of the Land; and (2) Tenant shall be entitled to all remaining proceeds,
          16. Right of First Refusal. If at any time during the Initial Term or any Renewal Terms, or any tenancy after either, Tenant shall decide to accept a bona fide offer to purchase its interest in the Premises, Landlord and/or its assignee shall have the right to purchase said Premises for the purchase price and on the same terms and conditions as contained in such offer to purchase. Landlord and/or its assignee must agree in writing within thirty (30) days of receipt of written notice from Tenant detailing the terms of such bona fide offer to purchase the Premises. Landlord and/or its assignee must close sale of such Purchase within one hundred and eighty (180) days of its written notification to Tenant of Landlord’s and/or its assignee’s intent to purchase. The foregoing right of Landlord shall not apply to any transfer by Tenant to an affiliated entity owned or controlled by the same owning or controlling interest as Tenant.
     17. Assignment and Subletting.
          (a) Tenant shall be entitled to assign this Lease or sublease the Premises, in whole or in part, to any person or entity provided, however, that prior to any assignment and/or sublease to a third party other than an entity owned or controlled by the same owning or controlling interest as Tenant or a current USA student who qualifies for USA housing and is leasing a portion of the Premises for said housing, Tenant must first offer Landlord the opportunity to lease the Premises under the same terms as those offered to or by the third party, provided, however, that Landlord and USA’s rights under this Paragraph 17 shall not apply to a foreclosure sale by a leasehold mortgagee or to a subsequent sale by such mortgagee who was the successful bidder at the foreclosure sale (provided, however, that no subsequent sale by a successful bidder may be made pursuant to the terms of this paragraph of this Lease without the prior written approval of Landlord which approval shall not be unreasonably withheld). Landlord shall have thirty (30) days from Tenant’s notification of potential assignment or sublease to a third party to lease the Premises pursuant to this Paragraph 17. No assignment by Tenant shall operate to release Tenant of its future obligations under this Lease, unless Landlord shall agree in writing to the contrary. As long as all rent and other obligations due are being timely paid to Landlord, Tenant shall be solely entitled to any consideration paid by the assignee, including, but not limited to, compensation for the Improvements or equipment located thereon, goodwill and rent in excess of the amounts set forth by this Lease.
     (b) Landlord shall be entitled to assign this Lease, in whole or in part, to any person or entity.
     18. Management. Tenant and Manager agree to manage consistent with the USA Code of Student Conduct and all USA Housing Rules in effect during the term of this Lease. Landlord agrees to give Tenant and Manager reasonable prior notice of any changes to the USA Code of Student Conduct and USA Housing Rules before Tenant is asked to apply them to its management of the Premises. Tenant will not be subject to any rules or regulations which do not apply to USA Housing and/or USA Students. Premises may only be rented to USA students who otherwise would be eligible for USA student housing; provided, however that Landlord and Tenant agree that any USA student who leases from Tenant will be permitted to remain until the expiration of his/her lease, even if said student ceases to be a USA student, unless said student is expelled or suspended from USA for disciplinary reasons in which event said student will be subject to eviction pursuant to USA policies and procedures. Within ten (10) days of the beginning of each semester, Tenant shall provide Landlord a resident list listing all residents of the Premises. Tenant will maintain a minimum of 7 community advisors for the Premises who will perform among other tasks all tasks normally performed by USA Resident Advisors as attached hereto as Exhibit “D.” All community advisors will be required to participate in USA programs for training USA Resident Advisors.

19.	Default.
     (a) The following events shall be “Events of Default” under this Lease:
               (i) Tenant shall fail to pay any installment of Base Rent or other monetary payment required to be paid under this Lease within five (5) days after written notice of delinquency is given by Landlord to Tenant.
               (ii) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than a monetary default) and shall not cure such failure within thirty (30) days after written notice thereof is given by Landlord to Tenant; provided, however, with respect to a non-monetary default not susceptible of being cured within thirty (30) days, Tenant shall not be in default unless it fails to commence all work required to cure such default within said thirty (30)-day period or fails to diligently prosecute the same to effect such cure within a reasonable time thereafter;
               (iii) Tenant shall be adjudged insolvent, makes a transfer in fraud of creditors, or makes a general assignment for the benefit of creditors;

               (iv) A petition shall be filed by Tenant under any chapter of the United States Bankruptcy Code, or any similar proceeding is filed by Tenant under any state law; or a petition under any chapter of the United States Bankruptcy Code or any similar state law is filed against Tenant and Tenant fails to have the same dismissed within sixty (60) days from date of filing; or
               (v) A receiver or trustee (other than a bankruptcy trustee or receiver) shall be appointed for all or substantially all of the assets of Tenant, and Tenant shall fail to have such receivership or trusteeship terminated within sixty (60) days after appointment.
               (vi) Tenant shall fail to maintain premises in a manner physically consistent with USA student housing and shall not cure such failure within thirty (30) days after written notice thereof is given by Landlord to Tenant; provided, however, Tenant shall not be in default unless it fails to commence all work required to cure such default within said thirty (30) day period or fails to diligently prosecute the same to effect such cure within a reasonable time thereafter.
          (b) Upon the occurrence of an Event of Default and after the expiration of all notice and cure periods to which Tenant or Tenant’s mortgagee is entitled, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

               (i) Terminate this Lease, in which event Tenant and anyone claiming through Tenant shall immediately surrender the Premises to Landlord, and if Tenant or anyone claiming through Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof (excepting lawful unit tenants who are defined as those persons currently enrolled at USA and eligible for USA student housing who are leasing a portion of said Premises as housing), without being liable to prosecution or for any claim for damages. Upon such termination, Landlord shall also be entitled to receive all rental and other income of and from the Premises. Tenant agrees to pay Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, provided that Landlord agrees to use its good faith, best efforts to relet the Premises under the same terms as conditions as apply to USA student housing rentals so as to mitigate such damages.
               (ii) Not terminate this Lease and enter upon and take possession of the Premises and expel or remove Tenant and, at Landlord’s discretion, any other persons who may be occupying the Premises, or any part thereof, without being liable to prosecution or for any claim for damages except gross negligence or intentional, wanton acts, and relet the Premises, as Tenant’s agent, and receive the rent therefore as well as all rental and other income derived from the Premises; and Tenant agrees to pay Landlord on demand any deficiency in the rents provided for herein that may arise by reason of such reletting, with such deficiency to be reduced to its present value, using the then current prime rate as published in the Wall Street

Journal as a discount factor and future annual Base Rents being increased by 1% per year from the Base Rent for the year at default.
               (iii) Enter upon the Premises without being liable to prosecution or for any claim of damages except gross negligence or intentional, wanton acts, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations hereunder.
               (iv) Enter upon the Premises without being liable to prosecution or any claim of damages except gross negligence or intentional, wanton acts, and remove all of Tenant’s property and have the same stored at Tenant’s expense.
     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an Event of Default shall not be deemed or construed to constitute a waiver of such default.
     20. Warranty of Title and Covenant of Quiet Enjoyment.

          (a) Landlord represents and warrants that (i) it is the lessee from owner of the fee simple interest in the Land subject to the easements, restrictions, covenants and other matters of record as of the date hereof or as would be disclosed by current survey and inspection of the Premises and will have the full right to lease the Land for the term set out herein, and (ii) it has no knowledge of any condemnation or threat of condemnation affecting any portion of the Premises.
          (b) Landlord further covenants and warrants that so long as Tenant keeps and performs all of the agreements, covenants and conditions by the Tenant to be kept and performed, Tenant shall have quiet, undisturbed and continued possession of the Premises, free from any claims of Landlord and all persons claiming by, through or under Landlord, except with respect of such portion of the Premises as may be taken under the power of eminent domain.
     21. Subordination, Nondisturbance and Attornment Agreement. With respect to its existing mortgage, Landlord shall obtain a subordination, nondisturbance and attornment agreement (“Subordination Nondisturbance and Attornment Agreement”), in recordable form, from the holder of such mortgage in form and substance reasonably satisfactory to Tenant and the holder of such mortgage. Further, this Lease is not to be subordinated to the lien of any future mortgages by Landlord unless Tenant is provided with an executed Subordination, Nondisturbance and Attornment Agreement in form and substance reasonably satisfactory to Tenant.

     22. Landlord’s Right of Entry. Landlord and its agents and representatives shall have the right upon reasonable prior notice to Tenant to enter upon the Premises at all reasonable times to examine the condition and use thereof, provided that such right shall be exercised in such manner as not to interfere with Tenant in the conduct of its business on the Premises.
     23. Personal Property and Fixtures. Tenant and its subtenants shall have the right to erect, install, maintain, store and operate within the Premises such equipment, appliances, furnishings, inventory, equipment, signs, trade and business fixtures and other personal property as may be deemed necessary or appropriate by such parties, and such property shall not be deemed to be part of the Premises, but shall remain the property of Tenant or its subtenants, as the case may be until the conclusion of the Lease, and may be removed by Tenant, provided that Tenant repairs, at its sole cost and expense, any damage to the Premises caused by such removal. All personal property and/or fixtures remaining shall become the property of Landlord. Improvements at the end of this Lease and title to such systems shall automatically pass to, vest in and belong to Landlord without further action on the part of either party hereto.
     24. Holding Over By Tenant. Should Tenant or any assignee or subtenant holdover the Premises or any part thereof after the expiration or termination of this Lease, such holdover shall not constitute a renewal of this Lease and shall constitute and be construed as a tenancy from month to month only, for which Tenant shall pay rental equal to the greater of (1) current market rental value for the property as determined by a real estate appraiser hired by Landlord or (2) 125% of the Base Rent paid or to be paid to Landlord hereunder for the last month of the term immediately preceding such holdover period, and otherwise subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to month tenancy.
     25. Hazardous Materials.
          (a) Tenant agrees that its operations on the Premises will not violate any federal, state or local laws, rules or ordinances for environmental protection, including, but not limited to, the following: Federal Clean Air Act, 42 U.S.C. 1857, et seq.; Federal Clean Water Act, 33 U.S.C. 1151, et seq.; Resource Conservation and Recovery Act, 42 U.S.C. 6903, 6921, et seq.; Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “SUPERFUND”), 42 U.S.C. 901, et seq.; and the National Environmental Protection Agency (40 C.F.R., Chapters 373, 380 and 403);
          (b) Tenant shall not cause or permit to continue any intentional or unintentional release of hazardous materials other than those licensed or permitted by governmental agencies or by applicable law or regulations. Should Tenant cause or permit any intentional or unintentional release of hazardous materials onto the surface or into the subsurface of the Premises resulting in damage to soil, surface water, ground water, flora or fauna on the Premises, within waters of the state or the United States, or on adjacent properties, Tenant shall notify Landlord and the appropriate jurisdictional government agencies. Any underground storage tanks used on or under the Land shall be manufactured, constructed and installed in strict compliance with all applicable environmental and other laws and regulations.

          (c) Tenant shall indemnify and save Landlord and/or harmless from any fines, suits, claims, demands, losses and actions (including attorneys’ fees) that (i) arise from any violation by Tenant of the foregoing provisions of this Paragraph 25, or (ii) allege or are based upon any violation by Tenant of any federal, state or local laws, rules or ordinances for environmental protection, including but not limited to those itemized above in this section, or upon the existence of hazardous materials in the possession or control of Tenant, or upon any other threatened or actual damage to the environment by Tenant; provided that such indemnification shall not extend to any independent acts or omissions of Landlord and/or USA.
          (d) Landlord represents to Tenant that as of the date hereof, to the best of Landlord’s knowledge, there currently does not exist on the Premises any hazardous materials or conditions which violate any environmental protection, federal, state or local laws, ordinances, rules or regulations, specifically including those described by Paragraph 25(a), provided that should Tenant discover any such materials or conditions during construction, Landlord shall be fully responsible for the costs of remediation and shall indemnify and hold Tenant harmless from any fines, suits, claims, demands, losses and actions (including attorney’s fees) that arise from the existence of such existing material or conditions.
     26. Waiver of Subrogation. Landlord and Tenant severally waive any and every claim which arises or may arise in its favor and against the other during the term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, which loss or damage is covered by valid and collectible insurance policies to the extent that such loss or damage is recoverable thereunder. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant severally agree immediately to give each insurance company which has issued its policies of insurance written notice of the terms of said mutual waivers and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.
     27. Force Majeure. In the event performance of any of their respective covenants, agreements or obligations under this Lease by the Landlord or the Tenant is prevented, interrupted or delayed by causes beyond its control, including but not restricted to strike, riot, storm, flood, act of God, or of the public enemy or of the government, acts of the other party, fires, epidemics, quarantine restrictions, freight embargoes and unusually severe weather, or delays of contractors and subcontractors due to such causes, such prevention, interruption or delay of performance shall not constitute a default and the date or time or times for the performance of such covenant, agreement or obligation by the Landlord or the Tenant shall be extended for a period of time equal to the number of days the performance of such covenant, agreement or obligation by the Landlord or the Tenant is so prevented, interrupted or delayed, and, in such case, neither the Landlord nor the Tenant shall be liable for any costs, losses, damages, injuries or liabilities caused to or suffered or incurred by the Landlord or the Tenant in connection with, or as the result of, any such delay in, or non-performance of, such covenant, agreement or obligation; provided, however that party claiming force majeure must use its best efforts to overcome the delay. In the event that the Landlord or the Tenant intends to avail themselves of the provisions of this section, the Landlord or the Tenant shall give written notice of such intent to the other; such notice to be given within fifteen (15) days from the date performance of such covenant, agreement or obligation was so prevented, interrupted, or delayed. Force majeure shall not operate to excuse Tenant of any rent or other monetary payments due under this Lease, and Tenant will remain fully liable to Landlord for all rent due and other monetary payments due under this Lease.
     28. Notices. Any notice or document required or permitted to be delivered hereunder or by law shall be deemed to be delivered, whether actually received or not, when delivered personally, by U.S. certified or registered mail, postage prepaid, return receipt requested or by guaranteed overnight air courier, addressed to the parties hereto at the respective addresses below, or at such other address as theretofore specified by written notice delivered in accordance herewith:

Landlord:	USA Research and Technology Corporation
Administration Building, Room 200
Mobile, Alabama 36688-0002
Attention: Director

Tenant:	Campus Crest at Mobile, L.L.C.
3 Centerview Drive
Greensboro, North Carolina 27407
     29. Miscellaneous.
          (a) This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and can be altered, amended or modified only by written instrument executed by all such parties.

          (b) This Lease shall be governed by and construed in accordance with the laws of the State of Alabama.
          (c) This Lease shall be binding upon and shall inure to the benefit of the undersigned parties and their respective heirs, legal representatives, successors and assigns; provided, however that no assignments may be made under this Lease other than in accordance with the provisions governing assignment of the Lease.
          (d) Words of any gender used in this Lease shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context requires otherwise.
          (e) The captions used in this Lease are for convenience of reference only and shall not be deemed to amplify, modify or limit the provisions hereof.
          (f) The relationship between Landlord and Tenant at all times shall remain solely that of Landlord and Tenant and shall not be deemed a partnership or joint venture.
          (g) In case any one or more of the provisions contained in this Lease shall for any reason be held invalid, illegal or unenforceable in any respects, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (h) The rights and remedies provided by this Lease are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other available remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.
          (i) This Lease shall not be recorded unless required by applicable law. However, the parties hereto shall execute a short form memorandum of this Lease in recordable form setting forth a description of the Land, the term hereof, the extension options, and upon such other provisions hereof as Landlord and Tenant shall agree. Either party may record same, and, after recording, a photocopy of the recorded document shall be delivered to the other party.
          (j) Landlord and Tenant each warrant and represent to the other party that they have not dealt with any real estate broker, agent or finder in connection with this transaction. To the extent allowed by law, Landlord and Tenant agree to hold each other harmless from and against any and all claims for brokerage commissions arising by virtue of this Lease and claimed by any broker, agent or finder claiming under and through the indemnitor.
          (k) Landlord and Tenant agree to execute and deliver to each other, within fifteen (15) business days after requested by the other party, a certificate evidencing:
               (i) whether or not this Lease is in full force and effect;

               (ii) whether or not this Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, if any;
               (iii) whether or not there are existing defaults hereunder to the knowledge of the party executing such certificate, and specifying the nature of such defaults, if any; and
               (iv) such other matters as may be reasonably requested by the other party.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

LANDLORD: USA RESEARCH AND TECHNOLOGY CORPORATION
By:	/s/ V. Gordon Moulton
Title: President

TENANT: CAMPUS CREST AT MOBILE, L.L.C.
By:	/s/ James W. McCaughlan
Title:V. P. Treasurer

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